EXHIBIT 99.1

Dolphin Entertainment, Inc. Announces Pricing of $5,011,875 Firm Commitment Offering of Units Consisting of Common Stock and Warrants

NEW YORK, NY and LOS ANGELES, CA / ACCESSWIRE / December 21, 2017 / Dolphin Entertainment, Inc. (“Dolphin” or the “Company”) (NASDAQ: DLPN; NASDAQ: DLPNW), a publicly-traded independent producer of premium feature films and digital content, and parent company of 42West, one of the largest public relations and marketing services firms in the entertainment industry, today announced the pricing of 1,215,000 units at a price to the public of $4.125 per unit. Each unit issued in the offering consists of one share of common stock and one warrant to acquire one share of common stock at an exercise price of $4.74 per share. No units will be issued. The common stock and warrants are immediately separable from the units and will be issued separately. The common stock and warrants are expected to begin trading on The Nasdaq Capital Market (“Nasdaq”) on December 21, 2017, under the symbols “DLPN” and “DLPNW,” respectively. Dolphin expects to receive gross proceeds of $5,011,875, before deducting underwriting discounts and commissions and other estimated offering expenses.

Dolphin has granted the underwriters a 45-day option to purchase up to 182,250 additional shares of common stock, or warrants, or any combination thereof, at the public offering price to cover over-allotments, if any. The offering is expected to close on December 26, 2017, subject to customary closing conditions.

Maxim Group LLC and Ladenburg Thalmann & Co. Inc. are acting as joint book-running managers.

Dolphin intends to use the net proceeds from the offering for growth initiatives of its entertainment publicity business, including acquisitions of comparable businesses and groups with public relations expertise, the budgets for its content production business and general corporate purposes, including working capital.

The offering is being made only by means of a prospectus. When available, copies of the prospectus related to this offering may be obtained from Maxim Group LLC, 405 Lexington Ave, New York, NY 10174, Attn: Prospectus Department or by Tel: (800) 724-0761.

A registration statement relating to the securities was declared effective by the SEC on December 20, 2017. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Dolphin Entertainment, Inc.

Dolphin Entertainment is a leading independent entertainment marketing and premium content development company. Through our recent acquisition of 42West, we provide expert strategic marketing and publicity services to all of the major film studios, and many of the leading independent and digital content providers, as well as for hundreds of A-list celebrity talent, including actors, directors, producers and recording artists. 42West is a recognized global leader in PR services for the entertainment industry and, in December 2017, the New York Observer listed 42West as one of the top four most powerful PR firms of any kind in the United States. The strategic acquisition of 42West brings together premium marketing services with premium content production, creating significant opportunities to serve our respective constituents more strategically and to grow and diversify our business. Our content production business is a long established, leading independent producer, committed to distributing premium, best-in-class film and digital entertainment. We produce original feature films and digital programming primarily aimed at family and young adult markets.

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, including our expectations regarding our listing on Nasdaq, the closing of the proposed public offering, the gross proceeds from the offering, and the use of proceeds from the offering. These statements are based on our current expectations and are subject to certain risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described in the forward-looking statements. These risks and uncertainties include our ability to satisfy the conditions to the closing of the offering; our ability to realize the anticipated benefits of the 42West acquisition; adverse events, trends and changes in the entertainment or entertainment marketing industries that could negatively impact 42West’s operations and ability to generate revenues; our ability to repay our debt when they become due; as well as other factors beyond our control and the risk factors and other cautionary statements described in our filings with the Securities and Exchange Commission (the “Commission”), including our Annual Report on Form 10-K filed with the Commission on April 17, 2017, as updated by subsequent Quarterly Reports on Form 10-Qs and other current report filings.

Any forward-looking statements included in this press release are made only as of the date of this release. We do not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. We cannot assure you that projected results or events will be achieved.

Contact:

James Carbonara

Hayden IR

(646)-755-7412

james@haydenir.com

SOURCE: Dolphin Entertainment, Inc.